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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-55179 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54617 of Koger Equity, Inc. on Form S-8, Registration Statement No. 333-20975 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-23429 of Koger Equity, Inc. on Form S-8, and Registration Statement No. 333-37919 of Koger Equity, Inc. on Form S-3 of our report dated February 18, 2000, appearing in this Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Certified Public Accountants
Jacksonville, Florida
March 24, 2000